UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 27, 2005

TOR Minerals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17321	74-2081929
(Commission File Number)	(IRS Employer Identification No.)

722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN

                        OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

(a)           Our subsidiary, TOR Processing and Trade, BV (“TP&T”), entered into a financial lease agreement (the “Agreement”), dated June 27, 2005, with De Lage Landen Financial Services, BV (“DLL”) for equipment related to the production of ALUPREM.  The Agreement is in the amount, including interest, of EURO 377,351.28 ($454,934.70), and has a term of 72 months with equal monthly installments of EURO 5,240.99 ($6,318.54).

The obligations of TP&T under the Agreement are secured by a first priority security interest in the equipment.  At the end of the lease term, TP&T will retain title to the equipment.  In the event that TP&T defaults in its payment obligations, the equipment is damaged beyond repair or decreases significantly in value or DLL is endangered from recovery, the full amount owed on installments that have become due, or that have not yet become due, plus interest, penalties and costs, will become payable immediately and upon demand.  TP&T also will be liable for a penalty of 10% of the total amount of the installments that are due and unpaid, as well as on the installments not yet due.  The interest rate on matured, upaid installments is one and a half percent.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

                (a)           Financial statements of businesses acquired.

                                Not applicable.

                (b)           Pro forma financial information.

                                Not applicable.

                (c)           Exhibits.

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.	Description
10.1	Financial Lease Agreement with DLL, dated June 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: June 30, 2005	/s/ LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Financial Lease Agreement with DLL, dated June 27, 2005